Exhibit 10.7

Amendment III
to the Agreement for the Manufacturing of a Liposomal Formulation

between

SignPath Pharma, Inc. (“SIGNPATH”)
1375 California RD, Quakertown, PA  18951, USA

and

Polymun Scientific Immunbiologische Forschung GmbH ("POLYMUN'')
Donaustr. 99, 3400 Klostemeuburg, Austria

Pursuant to §11.6 of the Agreement between SIGNPATH and POLYMUN from 6th of September 2007, which stipulates that “Modifications/amendments to or extensions of this Agreement are only valid if in writing and signed for and on behalf of both parties.", SIGNPATH and POLYMUN hereby acknowledge the following Amendment to the Agreement:

Adaptation of Annex 3 with additional production of GMP batches, replacing Part 3 of the scope of work of the Agreement, plus additional stability study:

Part	Description	Time	Price
3
This part includes the manufacture of one additional GMP-compliant batch of liposomes containing approximately 115 g of Ingredient according to specifications for clinical application.  The maximal final volume per batch is 18 liters.  SIGNPATH will supply the GMP-compliant Ingredient and lipids or alternatively cover the costs of Ingredient and lipids procured by POLYMUN.  Sterile filling of the GMP-compliant batch in aliquots of 20 ml to a maximum of several hundred 20 ml glass vials will be performed at POLYMUN.  Primary packaging material (glass vials, stoppers and caps) will be provided by SIGNPATH or alternatively sourced by POLYMUN and reimbursed by SIGNPATH.  For higher numbers of vials, a subcontractor will be organized by POLYMUN in agreement with SIGNPATH and such additional costs paid by SIGNPATH.
		10 weeks (not including stability study)	€ 90.000
Additional tasks that might be ordered by SIGNPATH
Set-up for one stability program		--	€10.000
Stability time point per temperature		--	€ 3.500

Payment schedule:

Part 3:

•        50% of the costs for Part 3 upon ordering of such additional GMP-compliant batch

•        50% of the costs for Part 3 of Annex 2 upon availability of the individual GMP-compliant batch.

Additional tasks:

       •          100% of the costs for the additional task upon stability study start or on availability of test results per stability time point, respectively

Not included:

•        Shipping costs

•        Costs for external laboratories (e.g.particulate matter, residual ethanol, endotoxin, sterility)

For SIGNPATH:	For POLYMUN:

/s/ Laurence Helson Aug. 22, 2012	/s/ Dietmar Katinger 23.08.2012
(Signature/date)	(Signature/date)

Laurence Helson, MD, CEO	Dr. Dietmar	Katinger, CEO